Exhibit 21.1

PRA International
Subsidiaries

4079558 Canada Inc. (Canada)

“Buyer” 4063988 (Canada)

“Call Co” 3065613 (Canada)

IMTCI (UK) Ltd. (United Kingdom)

International Medical Technical Consultants, Inc. (Delaware, United States)

MFH, Inc. (Delaware, United States)

Pharmaceutical Research Associates AG (Switzerland)

Pharmaceutical Research Associates Belgium, BVBA (Belgium)

Pharmaceutical Research Associates Espana, SA (Spain)

Pharmaceutical Research Associates Global, Inc. (Canada)

Pharmaceutical Research Associates GmbH (Germany)

Pharmaceutical Research Associates, Hungary Research and Development Ltd.
(Hungary)

Pharmaceutical Research Associates Inc. (Canada)

Pharmaceutical Research Associates, Inc. (Virginia, United States)

Pharmaceutical Research Associates International, Inc. (Canada)

Pharmaceutical Research Associates Italia s.r.l. (Italy)

Pharmaceutical Research Associates Ltda. (Brazil)

Pharmaceutical Research Associates Mexico S. DE R.L. DE C.V. (Mexico)

Pharmaceutical Research Associates PTY Limited (Australia)

Pharmaceutical Research Associates SARL (France)

Pharmaceutical Research Associates Sp.Zoo. (Poland)

Pharm Research Associates Russia Ltd. (United Kingdom)

Pharm Research Associates RX, Inc. (Canada)

Pharm Research Associates (UK) Ltd. (Wales)

Pharm Research Limited (United Kingdom)

PRA International Operations, Inc. (Delaware, United States)

PRA Pharmaceutical India Private Limited (India)

PRA Pharmaceutical (Pty) Ltd. (South Africa)

PRA Sub, Inc. (Delaware, United States)

Trilass Inc. (Canada)